Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Registration Statement No. 811-7642 on Form N-14 for MuniAssets Fund, Inc. of our report dated June 27, 2001 appearing in the May 31, 2001 Annual Report of MuniAssets Fund, Inc., and to the references to us under the captions “COMPARISON OF THE FUNDS—Financial Highlights—MuniAssets” and “EXPERTS” appearing in the Joint Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York July 18, 2001